As filed with the Securities and Exchange Commission on September 10, 2012

Registration No. 333-183204

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE - EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3564	06-1393453
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4567 Telephone Road, Suite 100, Ventura, CA 93003 (805) 639-9458

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nikhil A. Mehta

Chief Financial Officer

Clean Diesel Technologies, Inc.

4567 Telephone Road, Suite 100

Ventura, CA  93003

(805) 639-9461

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven D. Pidgeon

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, AZ 85016-4232

(480) 606-5124

Approximate Date of Commencement of Proposed sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large Accelerated Filer 	Accelerated Filer 	Non-Accelerated Filer 	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	To be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	58,892 shares (2)	$2.315	$136,334.98	$15.62 (3)

(1)

Estimated solely for purpose of calculating the registration fee pursuant to the Securities Act of 1933, as amended (the “Securities Act”), Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s shares of Common Stock on The Nasdaq Capital Market on August 6, 2012.

(2)

Represents shares of Common Stock reserved for issuance upon the vesting of Restricted Share Units issued under the New Employee Inducement Award granted on March 8, 2012 to Robert Craig Breese in connection with his employment.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2012

PROSPECTUS

CLEAN DIESEL TECHNOLOGIES, INC.

58,892 Shares of Common Stock

(Par Value $0.01 Per Share)

This prospectus covers the sale or other disposition of up to 58,892 shares of common stock of Clean Diesel Technologies, Inc., a Delaware corporation, that Robert Craig Breese, or the selling stockholder, may offer from time to time. The shares of common stock being offered by the selling stockholder are issuable pursuant to the New Employee Inducement Award Restricted Share Units granted on March 8, 2012.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.  We will bear the cost of the registration of these shares.

The selling stockholder may offer shares through brokers in ordinary brokerage transactions, to underwriters or dealers in negotiated transactions, or by a combination of these methods of sale. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. Please see the section titled “Plan of Distribution” for more information regarding the offering of the shares.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CDTI.”  On September 6, 2012, the last reported sale price of our common stock was $2.24 per share.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page 4 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the selling stockholder with the Securities and Exchange Commission (“SEC”).  If required, each time the selling stockholder offers common stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.  A prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described in the section entitled “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the common stock offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference.  Neither we nor the selling stockholder have authorized anyone to provide you with different information.  You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus.  The shares of common stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale is not permitted.

In this prospectus, references to “Clean Diesel Technologies,” “Clean Diesel,” “CDTI,” the “Company,” “we,” “our” or “us,” unless the context otherwise requires, refer to Clean Diesel Technologies, Inc.

i

Prospectus Summary

This summary highlights certain information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the risks related to our business and investing in our common stock discussed under “Risk Factors” beginning on page 4 and the other information and documents incorporated by reference into this prospectus, including our consolidated financial statements and related notes thereto.

Overview

We are a Delaware corporation formed in 1994 as a wholly-owned subsidiary of Fuel Tech, Inc., a Delaware corporation (formerly known as Fuel-Tech N.V., a Netherlands Antilles limited liability company) (“Fuel Tech”), and were spun off by Fuel Tech in a rights offering in December 1995. Since inception, and as set forth below, we have developed a substantial portfolio of patents and related proprietary rights and extensive technological know-how.

We currently conduct our operations primarily through our wholly-owned subsidiary, Catalytic Solutions, Inc. (CSI). CSI is a California corporation formed in 1996 and, through its Heavy Duty Diesel Systems division, has over 30 years of experience in the heavy duty diesel systems market and has proven technical and manufacturing competence in the light duty vehicle catalyst market meeting auto makers’ most stringent requirements. From November 22, 2006 through the Merger, CSI’s common stock was listed on the AIM of the London Stock Exchange (AIM: CTS and CTSU).

We completed a business combination with CSI on October 15, 2010 when our wholly-owned subsidiary, CDTI Merger Sub, Inc., merged with and into CSI. We refer to this transaction as the “Merger.” The Merger was accounted for as a reverse acquisition and, as a result, our company’s (the legal acquirer) consolidated financial statements are now those of CSI (the accounting acquirer), with the assets and liabilities and revenues and expenses of CDTI being included effective from October 15, 2010, the date of the closing of the Merger.

We are headquartered in Ventura, California and have operations in the United States, Canada, the United Kingdom, France, Japan and Sweden as well as an Asian investment. Our proprietary Catalyst division products are manufactured at our facility in Oxnard, California, while our Heavy Duty Diesel Systems division products are manufactured at our facilities in Reno, Nevada; Thornhill, Canada; Malmö, Sweden; and South Godstone, United Kingdom.

We are a leading global manufacturer and distributor of heavy duty diesel and light duty vehicle emissions control systems and products to major automakers and retrofitters. Our business is driven by increasingly stringent global emission standards for internal combustion engines, which are major sources of a variety of harmful pollutants.

Our Divisions

We operate in two primary divisions: our Heavy Duty Diesel Systems division and our Catalyst division. We have included all of the operations of CDTI in our Heavy Duty Diesel Systems division.

    •   Heavy Duty Diesel Systems: Our Heavy Duty Diesel Systems division specializes in the design and manufacture of verified exhaust emissions control solutions. This division offers a full range of products for the verified retrofit and original equipment manufacturer, or OEM, markets through its distribution/dealer network and direct sales. These Engine Control Systems (“ECS”) and Clean Diesel Technologies-brand products, such as Purifilter®, Purifier™, Platinum Plus® and ARIS®, along with our exhaust gas recirculation with selective catalytic reduction technologies, are used to reduce exhaust emissions created by on-road, off-road and stationary diesel and alternative fuel engines including propane and natural gas.

          Sales of emission control systems by our Heavy Duty Diesel Systems division are being driven by increased regulation of diesel emissions, particularly in the State of California and Europe’s Low Emission Zones, or LEZs. The U.S. Environmental Protection Agency, or EPA, estimated in a 2010 report that more than 11 million diesel engines operating today do not meet its new clean diesel standards, yet the engines can operate for 20 to 30 years. In California, government mandates could lead to the long-term retrofitting of nearly one million diesel vehicles at an estimated cost of over $2 billion, according to a California Air Resources Board, or CARB, 2010 report. According to data received from Transport for London, we believe the London LEZ regulations will have resulted in the retrofitting of up to 20,000 heavy duty diesel vehicles during 2011 and through early 2012.

    •   Catalyst: Our Catalyst division produces catalyst formulations to reduce emissions from gasoline, diesel and natural gas combustion engines. Using our proprietary MPC® technology, we have developed a family of unique high-performance catalysts — with base-metals or low platinum group metal and zero-platinum group metal content — to provide increased catalytic function and value for technology-driven automotive industry customers. Our technical and manufacturing competence in the light duty vehicle market is aimed at meeting auto makers’ most stringent requirements, and we have supplied over ten million parts to light duty vehicle customers since 1996. Our Catalyst division also provides catalyst formulations for our Heavy Duty Diesel Systems division.

        Globally, the catalyst market is estimated to exceed $7 billion by 2015, according to a report issued by Global Industry Analysts, Inc. in 2011. We expect growth in this business division to be driven by increased sales to existing customers, including Honda, and catalyst sales internally to our Heavy Duty Diesel Systems division.

With over 30 years’ experience in vehicle emissions control technologies, we believe we offer one of the industry’s most comprehensive portfolios of evaluated and EPA- and CARB-verified systems for use in engine retrofit programs, as well as by regulators in several European countries.

Company Information

Our principal executive offices are located at 4567 Telephone Road, Suite 100, Ventura, California, 93003 and our telephone number at that location is (805) 639-9458. We maintain an Internet website at www.cdti.com, and information regarding CSI’s operations may be found at www.catsolns.com. Information contained in or accessible through either of these websites does not constitute part of this prospectus.

The Offering

On March 8, 2012, we granted a New Employee Inducement Award (the “Award”) for 58,892 Restricted Share Units (“RSUs”) to the selling stockholder in connection with his employment.  For each RSU that vests, the selling stockholder will receive one share of our common stock.  Subject to the terms and conditions of the Award, 28% of the RSUs will vest on March 8, 2013, and 9% of the remaining RSUs will vest quarterly thereafter, beginning June 20, 2013.

Any RSUs that have not vested at the time of the selling stockholder’s termination of service, other than a termination without Cause or resignation for Good Reason concurrent with or subsequent to a Change in Control (as such terms are defined in his employment agreement), will be forfeited.

Pursuant to the Award, we are filing this registration statement and prospectus with the SEC to cover shares of our common stock that may be issued to the selling stockholder upon vesting of the RSUs.

Issuer	Clean Diesel Technologies, Inc.

Common stock to be offered by the selling stockholder	58,892 Shares

Common stock to be outstanding immediately following this offering (1)	7,287,280 Shares

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholder in this offering. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

NASDAQ ticker symbol	CDTI

_____________________

(1)    The number of shares outstanding immediately following the offering is based on the number of shares of our common stock outstanding as of September 6, 2012. It does not include any shares issuable pursuant to unexercised options and warrants as of September 6, 2012, nor does it include any shares otherwise issued or issuable (including those available for issuance under our equity incentive plan) after September 6, 2012.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risk factors set forth below and in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties we describe are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” immediately below.

There has been and may continue to be significant volatility in the volume and price of our common stock on the NASDAQ Capital Market.

CDTI’s common stock began trading on the NASDAQ Capital Market effective October 3, 2007. In the period immediately following the Merger, we experienced significantly higher trading volume than typical for our company. Unusual trading volume in our shares has continued to occur from time to time. For example, the trading volume in our common stock exceeded seven million shares on March 12, 2012 and exceeded two million shares on March 13, 2012, whereas the average trading volume for the three weeks prior to those dates was 100,062 shares per day. The market price of our common stock also has been and may continue to be highly volatile. During the last two weeks of October 2010 following the Merger and the reverse stock split, the price for a share of our common stock ranged from as low as $1.50 per share to as high as $44.38 per share. On September 6, 2012, the closing price for a share of our common stock was $2.24 per share. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock.

We have not paid and do not intend to pay dividends on shares of our common stock.  Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our common stock since inception, and do not intend to pay any dividends to our stockholders in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business.  Accordingly, you will need to rely on sales of your common stock after price appreciation, which may never occur, in order to realize a return on your investment.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of Delaware law and provisions of our restated certificate of incorporation, as amended, and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. Additionally, our restated certificate of incorporation, as amended, authorizes our Board of Directors to issue series of preferred stock and such preferred stock could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting the foregoing, the words “may,” “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue”  “target,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document, and we assume no obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those contained in or incorporated by reference into this prospectus. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Bylaws. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and Bylaws because they, and not the summary, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and Bylaws by following the directions under the heading “Where You Can Find More Information.”  The terms of our common stock also may be affected by Delaware law.

Authorized and Outstanding Common Stock

We are authorized to issue 24,000,000 shares of common stock, $0.01 par value per share.  As of  September 6, 2012, we had 7,228,388 shares of common stock outstanding.  In addition, we had 968,205 shares of common stock reserved for issuance under outstanding warrants; 1,783,330 shares reserved for issuance to Lincoln Park Capital Fund, LLC under a purchase agreement; 250,000 shares reserved for issuance to Kanis S.A. upon conversion of our subordinated convertible notes; 176,676 shares reserved for issuance upon the exercise of outstanding stock options and an additional 58,892 shares reserved for issuance pertaining to outstanding restricted stock units under inducement awards; and 620,485 shares  reserved for issuance upon the exercise of outstanding stock options and an additional 127,992 shares reserved for issuance pertaining to outstanding restricted stock units under our Stock Incentive Plan. As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

Voting Rights

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. The holders of a plurality of the shares of our common stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.  We have never paid any cash dividends on our Common Stock and do not anticipate paying dividends in the near future.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.

Fully Paid and Nonassessable

All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Anti-Takeover Effects of Certain Charter and Bylaw Provisions and Delaware Law

Our Certificate of Incorporation and Bylaws and Delaware law contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

The provisions of our Certificate of Incorporation and Bylaws and Delaware law summarized below may have the effect of deterring hostile takeovers or delaying changes in control or management of us.  They are designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Charter and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain provisions relating to corporate governance and to the rights of stockholders. Our Bylaws provide that special meetings of stockholders may only be called by our Board of Directors, our Chairman of the Board or our Chief Executive Officer and shall be called by our Chairman, Chief Executive Officer or Secretary at the request in writing of stockholders owning at least one-fourth of the outstanding shares of capital stock entitled to vote. In addition, our Certificate of Incorporation provides that our Board of Directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine.

Since the terms of our Certificate of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and Bylaws. If you would like to read our Certificate of Incorporation and Bylaws, they are available as described under the heading “Where You Can Find More Information.”

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. (“DGCL”).  In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•         before the date on which the stockholder became an interested stockholder, the corporation’s Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

•         the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

•         the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

Section 203 defines “business combination” to include:

•         any merger or consolidation involving the corporation and the interested stockholder;

•         any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•         in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•         the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation’s voting stock. Business combinations include, without limitation, mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.

Other Rights and Restrictions

Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer the holder’s shares of common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “CDTI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

USE OF PROCEEDS

                This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder in this offering, but we will bear some of the expenses. See “Plan of Distribution” for a description of the payment of expenses.

SELLING STOCKHOLDER

The name and address of the selling stockholder is R. Craig Breese, c/o Clean Diesel Technologies, Inc., 4567 Telephone Road, Suite 100, Ventura, California 93003. He is offering 58,892 shares which he will acquire upon vesting of a Restricted Share Unit inducement award in connection with his employment as President and Chief Executive Officer of the Company. Mr. Breese is a member of our Board of Directors.  Prior to this offering of 58,892 shares of common stock upon vesting of the inducement award, Mr. Breese currently owns 27,496 shares of common stock of the Company.  Mr. Breese also holds options to purchase 176,676 shares of our common stock.  After completion of the offering, Mr. Breese will hold less than one percent of our common stock.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•           ordinary brokers’ transactions;

•           transactions involving cross or block trades;

•           through brokers, dealers, or underwriters who may act solely as agents;

•           “at the market” into an existing market for the common stock;

•           in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•           in privately negotiated transactions; or

•           any combination of the foregoing.

We have provided the selling stockholder with copies of this prospectus. If the selling stockholder uses this prospectus for any sale of the shares, he will be subject to the prospectus delivery requirements of the Securities Act, including by compliance with Rule 172 under the Securities Act.

Any shares covered by this prospectus that qualify for resale in accordance with the terms and conditions of Rule 144 under the Securities Act may be sold by the selling stockholder under Rule 144 rather than under this prospectus.

We will pay all fees and expenses incurred in connection with the registration of the shares of common stock covered by this prospectus (including, without limitation, SEC filing fees, the Nasdaq Capital Market listing fees and the fees and expenses of our attorneys and accountants), and the selling stockholder will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of these shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares if liabilities are imposed on that person under the Securities Act.

Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We have advised the selling stockholder that while he is engaged in a distribution of the shares included in this prospectus, he is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholder.

LEGAL MATTERS

                Unless an applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for us by Rori M. Ridley, our General Counsel and Secretary. As of September 6, 2012, Ms. Ridley held options to purchase 16,176 shares of common stock and 5,392 restricted share units under the Company’s Stock Incentive Plan.

EXPERTS

The consolidated financial statements of Clean Diesel Technologies, Inc. as of December 31, 2011 and 2010, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not include all of the information contained in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Investor Relations Manager
Clean Diesel Technologies, Inc.
4567 Telephone Road, Suite 100
Ventura, CA 93003
(805) 639-9555

Internet Website:  www.cdti.com

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•         our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which was filed on May 10, 2012;

•         our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which was filed on August 9, 2012;

•         our Annual Report on Form 10-K for the year ended December 31, 2011 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2012 annual meeting of stockholders, which was filed on April 23, 2012 and amended on April 23, 2012) filed on March 29, 2012;

•         our Current Reports on Form 8-K filed on February 17, 2012, February 28, 2012, March 12, 2012, March 14, 2012, May 7, 2012, May 24, 2012, August 2, 2012, and August 21, 2012; and

•         the description of our Common Stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A filed on September 27, 2007, including any amendments or reports filed for the purpose of updating such description.

All filings that we may file pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, we incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

CLEAN DIESEL TECHNOLOGIES INCORPORATED

58,892 Shares of Common Stock

(Par Value $0.01 Per Share)

PROSPECTUS

_____________, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the offered securities. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$15.62
Legal fees and expenses	5,000.00
Accounting fees and expenses	9,000.00
Miscellaneous fees and expenses	500.00
Total	$14,515.62

Item 15.   Indemnification of Directors and Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article VIII of Clean Diesel Technologies, Inc.’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), specifies that CDTI shall indemnify its directors, officers, employees and agents to the full extent that such right of indemnity is permitted by law. This provision is deemed to be a contract between CDTI and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any right to indemnification in respect of action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The amendment or repeal of such provision of the Certificate of Incorporation  may be effected by the affirmative vote of the holders of a majority in interest of all outstanding capital stock of Clean Diesel entitled to vote, in person or by proxy, at any annual or special meeting in which a quorum is present.

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its Board of Directors for violation of a director’s fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, authorizing unlawful payments of dividends or unlawful redemptions or stock purchases as contemplated by Section 174 of Delaware General Corporation Law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

Clean Diesel’s Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7). To amend such provisions the Company would require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the capital stock of CDTI.

CDTI has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of Clean Diesel (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement that is incorporated herein by reference.

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to   the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on the 10th day of September 2012.

CLEAN DIESEL TECHNOLOGIES, INC.

By:	/s/ R. Craig Breese
R. Craig Breese
President and Chief Executive Officer

By:	/s/ Nikhil Mehta
Nikhil Mehta
Chief Financial Officer (principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities below.

Signature	Title	Date

/s/ R. Craig Breese	President and Chief Executive Officer (principal executive officer)	September 10, 2012
R. Craig Breese

/s/ Nikhil A. Mehta	Chief Financial Officer, (principal financial officer)	September 10, 2012
Nikhil Mehta

/s/ David E. Shea	Controller, (principal accounting officer)	September 10, 2012
David E. Shea

/s/ *
Alexander Ellis III	Chairman of the Board	September 10, 2012

/s/ *
Charles F. Call	Vice-Chairman	September 10, 2012

/s/ *
Bernard H. Cherry	Director	September 10, 2012

/s/ *
Charles R. Engles, Ph.D.	Director	September 10, 2012

/s/ *
Derek R. Gray	Director	September 10, 2012

/s/ *
Mungo Park	Director	September 10, 2012

* The undersigned does hereby sign this registration statement on behalf of the above indicated diector of Clean Diesel Technologies, Inc. pursuant to a power of attorney executed by such director.

By: /s/ Nikhil A. Mehta
Nikhil A. Mehta
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description

2.	1

Agreement and Plan of Merger, dated as of May 13, 2010, among Clean Diesel Technologies, Inc. (“Clean Diesel”), CDTI Merger Sub, Inc. and Catalytic Solutions , Inc. (incorporated by reference to Annex A to the joint proxy statement/information statement and prospectus included in Clean Diesel’s Registration Statement on Form S-4/A filed on September 23, 2010).

2.	2

Letter Agreement dated September 1, 2010 amending the Agreement and Plan of Merger dated as of May 13, 2010 (incorporated by reference to Exhibit 2.2 to the joint proxy statement/information statement and prospectus included in Clean Diesel’s Registration Statement on Form S-4/A filed on September 23, 2010).

2.	3

Letter Agreement dated September 14, 2010 amending the Agreement and Plan of Merger dated as of May 13, 2010 (incorporated by reference to Exhibit 2.3 to the joint proxy statement/information statement and prospectus included in Clean Diesel’s Registration Statement on Form S-4/A filed on September 23, 2010).

4.	1

Specimen of Certificate for Clean Diesel Common Stock (incorporated by reference to Exhibit 4.1 to Clean Diesel’s Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (No. 333-166865) filed on November 10, 2010).

4.	2

New Employee Inducement Award Restricted Share Units granted to Robert Craig Breese, dated March 8, 2012 (incorporated by reference to Exhibit 10.37 to Clean Diesel's Annual Report on Form 10-K filed on March 29, 2012).

5.	1	Opinion of Rori M. Ridley, Esq. *

23.	1	Consent of KPMG LLP, Independent Registered Public Accounting Firm. *

23.	2	Consent of Rori M. Ridley, Esq. (included in Exhibit 5.1).

24.	1	Power of Attorney. *

	*	Previously Filed.